UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10080 N Wolfe Road, Suite SW3-200, Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On December 16, 2024, Reviva Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing positive preliminary topline data for the open-label extension (the “OLE”) portion of the Company’s ongoing Phase 3 RECOVER trial evaluating the long-term safety and tolerability of brilaroxazine in patients with schizophrenia. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01.	Other Events.

On December 16, 2024, the Company announced positive preliminary topline data from its OLE evaluating the long-term safety and tolerability of brilaroxazine in patients with schizophrenia. Administration of brilaroxazine once daily led to robust broad-spectrum efficacy that was sustained over 1 year. Brilaroxazine was generally well tolerated with no single side effect >5% and favorable compliance, with a discontinuation rate of 35% in the OLE part of this study. All three doses of brilaroxazine (15 mg, 30 mg and 50 mg) tested were efficacious and generally well-tolerated.

Key safety, efficacy and compliance findings for pooled analysis of brilaroxazine at 15, 30, and 50 mg include:

●	A total number of 435 patients were enrolled in the OLE across three dose groups: 139 in brilaroxazine 15 mg, 155 in brilaroxazine 30mg and 141 in brilaroxazine 50mg

●	156 (35.86%) rollover participants from the double-blind portion of the Phase 3 trial, while 279 (64.13%) de novo participants enrolled in the OLE

●
Preliminary efficacy results are presented for 113 patients who completed 52 weeks (1 year) of treatment; preliminary safety results are presented for all 435 patients who enrolled in the OLE, including patients that are still participating in the trial

Brilaroxazine across doses improved major symptom domains of schizophrenia after 1-year of treatment:

●
Dose dependent efficacy at the 15, 30, and 50 mg doses was observed, with decreases in PANSS total scores of -15.2, -18.6 and -20.8 points, respectively, from baseline to end-of-treatment at 52 -week (1 -year)

●
Pooled data of brilaroxazine at the 15, 30, and 50 mg doses (N = 113) demonstrated clinically meaningful and sustained long-term (1-year) efficacy for schizophrenia with a significant decrease in PANSS total scores, PANSS positive symptoms, and PANSS negative symptoms compared to baseline

o	PANSS Total scores: 18.6-point decrease (71.6 53), p ≤ 0.0001

o	PANSS Positive Symptoms: 5.2-point decrease (17.7 12.5), p ≤ 0.0001

o	PANSS Negative Symptoms: 4.5-point decrease (19.5 15.0), p ≤ 0.0001

●
Brilaroxazine demonstrated strong sustained efficacy from acute through maintenance treatment over 1 -year with a decrease in PANSS Total score in rollover patients from the double-blind portion of the trial

o	≥30-point decrease of PANSS total in 86.76% of patients

o	≥40-point decrease of PANSS total in 64.70% of patients

o	≥50-point decrease of PANSS total in 33.82% of patients

Long-term clinical safety, tolerability and adherence findings of brilaroxazine administered for up to one year support a well-tolerated safety profile:

●	15.2% of participants reported at least one treatment-related adverse event (TRAE), which were mostly mild (12.2%) or moderate (3%) in severity and transient in nature

●	Most common TRAEs ≥1% were weight increase (3.2%), insomnia (1.8%) and somnolence (1.6%)

●	Brilaroxazine was not associated with any clinically meaningful changes in movement disorder scales over 1 -year treatment

●
No drug-related serious adverse events (SAEs) observed or major safety concerns reported for brilaroxazine after up to 1 -year of treatment; 3 serious adverse events were reported and none were related to brilaroxazine treatment

●	Treatment discontinuation rate of 35% reported in this OLE, primarily due to withdrawal of consent (22%), participant lost to follow up (7%), and treatment-related adverse events (1.6%)

Collectively, the findings from the OLE (52-week/1-year) portion of the Phase 3 RECOVER study further strengthen the safety, efficacy and treatment adherence findings from the double-blind (4-week) portion of RECOVER.

The OLE portion of the RECOVER Study is being conducted globally at multiple centers to assess the safety, and efficacy of brilaroxazine at flexible doses of 15, 30 or 50 mg, administered once daily for 52- weeks (1 -year) in patients with stable schizophrenia. The OLE included both rollover participants from the double-blind portion of RECOVER study and de novo participants with stable schizophrenia. Long-term safety data from a minimum of 100 patients who have completed 1-year of treatment is a requirement for brilaroxazine’s NDA submission to the FDA.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release issued by Reviva Pharmaceuticals Holdings, Inc., dated December 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: December 16, 2024	By:	/s/ Narayan Prabhu
	Name: Title:	Narayan Prabhu Chief Financial Officer